SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 17, 2002

CATALYST INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27138	39-1415889
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8989 North Deerwood Drive Milwaukee, Wisconsin	53223
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414) 362-6800

Item 5.  Other Events.

On September 17, 2002 the Company executed a variation and termination agreement with a customer.  Under the agreement, the Company was relieved from providing any further development work under a previously existing purchase and sale agreement.  At July 31, 2002, the Company had short-term deferred revenue of $1.3 million and long-term deferred revenue of $1.5 million (total deferred revenue of $2.8 million) relating to its obligation to provide development services to the customer in accordance with the prior purchase and sale agreement.

As a result of the agreement, the Company will reduce its deferred revenue liabilities relating to the purchase and sale agreement and record non-operating income in the same amount.  The effect on the Company’s consolidated balance sheet will be a reduction of the deferred revenue liabilities and an increase in shareholders’ equity.

Attached as Exhibit 99.1 is a pro forma balance sheet of the Company at July 31, 2002 which gives effect to the variation and termination agreement.

Item 7.  Exhibits.

Exhibit No.	Description

99.1	Pro forma balance sheet as of July 31, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2002	CATALYST INTERNATIONAL, INC.

By: /s/ James B. Treleaven
James B. Treleaven President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Pro forma balance sheet as of July 31, 2002